UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2024

Magnolia Oil & Gas Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(713) 842-9050

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

 .

Item 8.01	Other Events.

Notes Offering

On November 12, 2024, Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp. (“Finance Corp.” and, together with Magnolia Operating, the “Issuers”), each an indirect subsidiary of Magnolia Oil & Gas Corporation, issued a press release in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that, subject to market conditions and other factors, the Issuers intend to offer for sale $400 million in aggregate principal amount of senior unsecured notes due 2032 (the “Notes”) in a private offering (the “Offering”) to eligible purchasers that is exempt from registration under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes in the offering or any other securities of the Issuers, and none of such information shall constitute an offer, solicitation or sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Amendment and Restatement of Credit Facility

Prior to the closing of the Offering, Magnolia Operating expects to amend and restate its existing senior secured reserve-based revolving credit facility (the “Amended and Restated RBL Facility”) in its entirety, providing for, among other things, maximum commitments in an aggregate principal amount of $1.5 billion with a letter of credit facility with a $50.0 million sublimit, with an initial borrowing base of $800.0 million. The maturity date of the Amended and Restated RBL Facility will be the earlier of (x) November 13, 2029 and (y) the date that is 91 days prior to the stated maturity date of Magnolia Operating’s 6.00% Senior Notes due 2026 (the “2026 Notes”) (or, to the extent earlier than November 13, 2029, the date that is 91 days prior to the stated maturity date of any refinancing indebtedness in respect thereof) if the outstanding aggregate principal amount outstanding of the 2026 Notes (or any such refinancing indebtedness thereof) equals or exceeds $50 million on such date. The Amended and Restated RBL Facility will be guaranteed by certain parent companies and subsidiaries of Magnolia Operating and will be collateralized by certain of Magnolia Operating’s oil and natural gas properties and has a borrowing base subject to semi-annual redetermination.

Borrowings under the Amended and Restated RBL Facility will bear interest, at Magnolia Operating’s option, at a rate per annum equal to either the term SOFR rate or the alternative base rate plus the applicable margin. Additionally, Magnolia Operating will be required to pay a commitment fee quarterly in arrears in respect of unused commitments under the Amended and Restated RBL Facility. The applicable margin and the commitment fee rate will be calculated based upon the utilization levels of the Amended and Restated RBL Facility as a percentage of unused lender commitments then in effect.

The Amended and Restated RBL Facility will contain certain affirmative and negative covenants customary for financings of this type, including compliance with a leverage ratio of less than 3.50 to 1.00 and a current ratio of greater than 1.00 to 1.00.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated November 12, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: November 12, 2024	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Land